UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 6, 2022

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Nutanix, Inc. (the “Company”) announced that its Board of Directors appointed Rukmini Sivaraman as Chief Financial Officer, effective May 1, 2022. Ms. Sivaraman is succeeding Duston M. Williams, who notified the Company on April 6, 2022 of his decision to resign as Chief Financial Officer to pursue a new opportunity. Mr. Williams’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Williams will continue to serve as Chief Financial Officer through April 30, 2022.

Ms. Sivaraman, age 40, has served as the Company’s Senior Vice President, FP&A and Strategic Finance since January 2022. Prior to that, she served in various roles at the Company, including as Senior Vice President of Strategic Finance, Chief People Officer and Senior Vice President of People and Business Operations. Prior to joining the Company in 2017, Ms. Sivaraman served as an investment banker at Goldman Sachs from June 2009 to March 2017. Ms. Sivaraman holds an MBA from the Kellogg School of Management at Northwestern University and an MS in Electrical Engineering from the University of Michigan at Ann Arbor.

There is no arrangement or understanding between Ms. Sivaraman and any other persons pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Sivaraman and any director or executive officer of the Company. Other than as disclosed herein, Ms. Sivaraman does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Sivaraman will enter into the Company’s standard form of indemnification agreement for directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2021.

On April 10, 2022, the Company entered into an offer letter with Ms. Sivaraman in connection with her appointment as Chief Financial Officer (the “Offer Letter”). The Offer Letter has an indefinite term, and Ms. Sivaraman’s employment is at-will. Pursuant to the Offer Letter, Ms. Sivaraman’s annual base salary will be set at $420,000 and her annual bonus target will be set at 70% of annual base salary, which, for fiscal year 2022, will be prorated based on the number of days in the fiscal year during which Ms. Sivaraman serves as Chief Financial Officer. Ms. Sivaraman will also receive, pursuant to and subject to the Company’s 2016 Equity Incentive Plan, restricted stock units with an aggregate value of $2,000,000 (the “RSUs”), where the total number of shares underlying the RSUs will be determined by dividing this value by the average of the daily closing prices of a share of the Company’s Class A common stock during the 20 consecutive trading days ending on April 30, 2022. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting. The RSUs will vest in 16 equal quarterly installments, with the first quarterly installment to vest on September 15, 2022 and each vesting subject to continued service to the Company through the applicable vesting date. Ms. Sivaraman is currently designated as a Tier 1 eligible employee under the Company’s Executive Severance Policy and a Tier 2 eligible employee under the Company’s Change of Control and Severance Policy.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, the Executive Severance Policy and the Change of Control and Severance Policy, each of which is incorporated by reference herein. A copy of the Offer Letter is filed as Exhibit 10.1 hereto, and copies of the Executive Severance Policy and the Change of Control and Severance Policy were filed as Exhibits 10.17 and 10.16, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the SEC on September 21, 2021.

Item 8.01. Other Events

On April 12, 2022, the Company issued a press release announcing Ms. Sivaraman’s appointment as Chief Financial Officer and reaffirming guidance for the third fiscal quarter and fiscal year 2022. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter between Nutanix, Inc. and Rukmini Sivaraman, dated April 10, 2022
99.1	Press release issued by Nutanix, Inc. on April 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: April 12, 2022	By:	/s/ Rajiv Ramaswami
Rajiv Ramaswami
President and Chief Executive Officer